SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2002

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31257	33-098682

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive Irvine, California (Address of principal executive offices)		92612 (Zip Code)

(714) 246-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 10.7
EX-99.1

Item 5. Other Events

         Adoption of Stockholder Rights Plan

         On June 24, 2002, the Board of Directors of Advanced Medical Optics, Inc., a Delaware corporation (the “Company”), adopted a stockholder rights plan, in the form of that certain Rights Agreement dated as of June 24, 2002, by and between the Company and Mellon Investor Services, LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).

         On June 24, 2002, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock, $.01 par value (the “Common Shares”), of the Company outstanding at the close of business on June 25, 2002 (the “Record Date”). As long as the Rights are attached to the Common Shares, the Company will issue one Right (subject to adjustment) with each new Common Share so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (the “Preferred Shares”) at a price of $60 per one one-hundredth of a Preferred Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of June 24, 2002, as the same may be amended from time to time (the “Agreement”), between the Company and Mellon Investor Services, as Rights Agent.

         Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares (an “Acquiring Person”), subject to limited exceptions, or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares, subject to limited exceptions (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights.

         The Agreement provides that until the Distribution Date (or earlier redemption exchange, termination, or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, with or without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on June 24, 2012, subject to the Company’s right to extend such date (the “Final Expiration Date”), unless earlier redeemed or exchanged by the Company or terminated. Mellon Investor Services, LLC, a New Jersey limited liability company, is the Rights Agent.

         Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Preferred Shares will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Share’s dividend, liquidation and voting rights, the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

         In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

         At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for Common Shares at an exchange rate of one Common Share per Right (subject to adjustment).

         No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares or Common Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares or Common Shares on the last trading date prior to the date of exercise.

         The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

         Any of the provisions of the Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person). The Company may at any time prior to such time as any person becomes an Acquiring Person amend the Agreement to lower the thresholds described above to no less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons (other than an Exempt Person) and (ii) 10%.

         One Right will be distributed to stockholders of the Company for each Common Share owned of record by them on June 25, 2002. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve that number of Preferred Shares sufficient to permit the exercise in full of all of the outstanding Rights.

         The Rights are designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all stockholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company’s stock on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a Person or group has become an Acquiring Person.

         A copy of the Agreement is being filed with the Securities and Exchange Commission as an Exhibit to this Current Report on Form 8-K. A copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

         New Directors

         On June 23, 2002, the Company expanded its Board of Directors from three to seven members with the appointment of William J. Link, Ph.D., Michael A. Mussallem, James O. Rollans and Christopher G. Chavez, who join David E.I. Pyott, William R. Grant and James V. Mazzo on the Board. The Company’s Board is divided into three classes of directors. Messrs. Link, Mussallem and Pyott serve as Class I directors whose terms expire on the date of the 2003 annual meeting of stockholders. Messrs. Chavez and Grant serve as Class II directors whose terms expire on the date of the 2004 annual meeting. Messrs. Mazzo and Rollans serve as Class III directors whose terms expire on the date of the 2005 annual meeting.

         The Board also established, and adopted charters related to, three committees: the Audit and Finance Committee; the Organization, Compensation and Corporate Governance Committee; and the Science and Technology Committee. Dr. Link and Messrs. Rollans, Grant, and Mussallem shall serve on the Audit and Finance Committee. Messrs. Mussallem, Chavez, Grant, and Rollans shall serve on the Organization, Compensation and Corporate Governance Committee. Dr. Link and Messrs. Chavez, Mazzo and Pyott shall serve on the Science and Technology Committee.

         William R. Grant, 77, is the Chairman of the Board of Directors. He is a co-founder of Galen Associates, Inc., a venture capital firm in the health care industry, and has been its Chairman since 1989. Mr. Grant has over 40 years of experience in the investment banking and risk-capital fields, including substantial experience in the health care industry. Mr. Grant has been a Director of Allergan, Inc. since 1989 and currently serves as Chairman of the Allergan Board’s Organization and Compensation Committee and as a member of its Corporate Governance Committee. From 1987 to 1989 he was Chairman of New York Life International Investment, Inc. Mr. Grant is also a Director of Ocular Sciences, Inc., Vasogen Inc., Quest Diagnostics Incorporated and Massey Energy Company, as well as several private companies. He is a member of the General Electric Equity Advisory Board, Trustee of the Center for Blood Research (Harvard), and Trustee Emeritus of the Mary Flagler Cary Charitable Trust.

         Christopher G. Chavez, 46, joined Advanced Neuromodulation Systems as President, Chief Executive Officer and Director in April 1998. Prior to joining ANS, Mr. Chavez was Vice President of Worldwide Marketing and Strategic Planning for Eastman Kodak’s Health Imaging Division where the division’s five worldwide profit centers reported to him. From 1981 to 1997, Mr. Chavez was with Johnson & Johnson Medical, Inc., a major division of Johnson & Johnson. While with J&J, he progressed through several positions in finance, strategic planning, domestic and international marketing, new business development and general management. His most recent position was Vice President and General Manager of the Infection Prevention Business Unit, one of four worldwide business units with approximately one-half billion dollars in sales. Mr. Chavez received his MBA from the Harvard Graduate School of Business in 1979. Mr. Chavez currently serves on the board of directors of Medical Device Manufacturers Association, The Dallas/Fort Worth Health Industry Council and The North Texas Visiting Nurse Association.

         William J. Link, Ph.D., 56, is Managing Director and a co-founder of Versant Ventures, a venture capital firm located in Costa Mesa, California investing in early-stage health care companies. Prior to co-founding Versant Ventures in 1999, Dr. Link was a general partner at Brentwood Venture Capital, where he invested in a number of early-stage companies, including C & C Vision, Endicor, FeRx, Genyx, IntraLase, IntraTherapeutics, Refractec and Theracardia. From 1986 to 1997, Dr. Link was Chairman and Chief Executive Officer of Chiron Vision, a subsidiary of Chiron Corporation founded by Dr. Link, which specialized in ophthalmic surgical products and which was later sold to Bausch and Lomb in late 1997. Prior to Chiron Vision, Dr. Link founded and served as President of American Medical Optics, a division of American Hospital Supply Corporation, which was sold to Allergan in 1986. Before entering the health care industry, Dr. Link was an assistant professor in the Department of Surgery at the Indiana University School of Medicine. Dr. Link earned his bachelor’s, master’s and doctorate degrees in mechanical engineering from Purdue University.

         James V. Mazzo, 44, is the President, Chief Executive Officer and a member of the Board of Directors. Prior to the AMO distribution, Mr. Mazzo served in various positions at Allergan, most recently as Allergan’s Corporate Vice President, and President, Surgical and CLCP Businesses. From April 1998 to January 2002, Mr. Mazzo was Allergan’s Corporate Vice President and President, Europe/Africa/Middle East Region. From January 2001 to January 2002, Mr. Mazzo also assumed the duties of President of Allergan’s Global Surgical Business, and from May 1998 to January 2001, he was the President of Global Lens Care Products for Allergan. From June 1997 to May 1998, he had been Senior Vice President, U.S. Eyecare/Rx Sales and Marketing, and prior to that he served 11 years in a variety of positions at Allergan, including Director, Marketing (Canada), Vice President and Managing Director (Italy) and Senior Vice President Northern Europe. Mr. Mazzo first joined Allergan in 1980.

         Michael A. Mussallem, 49, is the Chairman of the Board and Chief Executive Officer of Edwards Lifesciences Corporation, a position he has held since 2000, when Edwards Lifesciences was spun off from Baxter International, Inc. Mr. Mussallem joined Baxter in 1979 and was the Group Vice President of Baxter’s CardioVascular business from 1994 to 2000 and Group Vice President of Baxter’s Biopharmaceutical business from 1998 to 2000. Mr. Mussallem serves on the boards of AdvMed, the California Healthcare Institute, and World Heart Corporation, and is a member of the roundtable of the Keck Graduate Institute.

         David E.I. Pyott, 48, has served as President and Chief Executive Officer of Allergan since January 1998. He has been a Director of Allergan since 1998 and Chairman since 2001. Previously, he was head of the Nutrition Division and a member of the Executive Committee of Novartis AG from 1995 until December 1997. From 1992 to 1995, Mr. Pyott was President and Chief Executive Officer of Sandoz

Nutrition Corp., Minneapolis, Minnesota and General Manager of Sandoz Nutrition, Barcelona, Spain from 1990 to 1992. Prior to that, Mr. Pyott held various positions within the Sandoz Nutrition group from 1980. He is a member of the Directors’ Board of the University of California (Irvine) Graduate School of Management and serves on their Executive Committee, and he is the President of the Pan-American Ophthalmological Foundation. Mr. Pyott is also a member of the Board of Pharmaceutical Research and Manufacturers of America (PhRMA), and a member of the Board of Directors of Avery-Dennison Corporation, California Healthcare Institute and Edwards Lifesciences Corporation.

         James O. Rollans, 59, is Group Executive of Investor Relations and Corporate Communications for Fluor Corporation, where he is responsible for leading the company’s external affairs, including Investor Relations, Corporate Communications, Community and Government Relations functions. Prior to assuming this role in February 2002, Mr. Rollans served as Group Executive of Business Services (from February 2001). Joining Fluor in 1982, Mr. Rollans’ tenure with the company has included several positions at the senior executive level, including that of Senior Vice President and Chief Administrative Officer from 1994 to 1998; Senior Vice President and Chief Financial Officer from 1998 to 1999 and from 1992 to 1994; and Vice President of Corporate Communications from 1982 to 1992. He also served as the first President and Chief Executive Officer of Fluor Signature Services, the former business services enterprise of Fluor Corporation from 1999 to 2001. Mr. Rollans is a member of the Fluor Corporation Board of Directors and serves on the boards of Flowserve Corporation, Cupertino Electric Inc., and the Irvine Regional Hospital and Medical Center.

         Manufacturing Agreement

         A form of Manufacturing Agreement, as described in our amended Form 10, filed with the Securities and Exchange Commission on May 24, 2002, by and between Advanced Medical Optics, Inc. and Allergan, Inc. is being filed with the Securities and Exchange Commission as an Exhibit to this Current Report on Form 8-K.

         Press Release

         On June 25, 2002, Advanced Medical Optics, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Exhibits

4.1	Rights Agreement, dated as of June 24, 2002, by and between Advanced Medical Optics, Inc. and Mellon Investor Services, as Rights Agent, which includes the form of Certification of Designations of the Series A Junior Participating Preferred Stock of Advanced Medical Optics, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

10.7	Form of Manufacturing Agreement by and between Advanced Medical Optics, Inc. and Allergan, Inc.

99.1	Press Release

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.

Date: June 24, 2002	By:	/s/ Aimee Weisner

	Name:	Aimee Weisner

	Title:	Corporate Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

4.1	Rights Agreement, dated as of June 24, 2002, by and between Advanced Medical Optics, Inc. and Mellon Investor Services, as Rights Agent, which includes the form of Certification of Designations of the Series A Junior Participating Preferred Stock of Advanced Medical Optics, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

10.7	Form of Manufacturing Agreement by and between Advanced Medical Optics, Inc. and Allergan, Inc.

99.1	Press Release